Exhibit 99.2
Mitcham Industries Inc.
EBITDA Calculation

	1/31/2003	1/31/2004	1/31/2005	1/31/2006

Net Income	(10,099)	(6,289)	2,129	7,250

Interest	281	176	71	(300)

Taxes	1,647	—	277	750

Depreciation	14,681	13,677	10,596	8,300

EBITDA	6,510	7,564	13,073	16,000